Exhibit 99.2
DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
THREE MONTHS ENDED MARCH 31, 2010
Introduction
     On June 9, 2010, Devon Energy Corporation (“Devon”) completed the sale of its shallow water oil and gas assets in the Gulf of Mexico to Apache Corporation. The sale price was $1.05 billion before taxes, or approximately $840 million after taxes, based on an effective date of January 1, 2010. Pursuant to the terms of the purchase and sale agreement, the proceeds were subject to additional purchase price adjustments which consisted primarily of net cash flow subsequent to the effective date of the sale. As a result of such purchase price adjustments, Devon received approximately $1.0 billion in net pre-tax proceeds at closing.
     Devon’s historical financial statements include amounts related to the assets sold to Apache, as well as amounts related to our other Gulf of Mexico assets that we have sold in 2010. With the completion of the Apache divestiture, Devon has essentially divested all its assets in the Gulf of Mexico. Devon is required to provide pro forma financial information with respect to the Apache divestiture transaction, but not the other divestiture transactions. However, Devon believes pro forma financial information prepared with respect to all its 2010 Gulf of Mexico divestiture transactions is more useful to investors because such information reflects Devon’s continuing operations, excluding all Gulf of Mexico divestiture assets. Therefore, although not required, Devon has prepared the accompanying unaudited pro forma condensed consolidated financial statements with respect to all 2010 Gulf of Mexico divestiture transactions.
     The Gulf of Mexico divestitures generated $4.0 billion in proceeds, or $3.2 billion after taxes. Devon is also in the process of divesting all of its international assets located outside North America. The sales of these international assets are expected to generate approximately $6 billion in proceeds, or approximately $5 billion after taxes. Devon intends to use its divestiture proceeds to reduce debt, repurchase shares of its common stock and fund North American Onshore exploration and development opportunities. However, the pro forma adjustments in the accompanying condensed consolidated financial statements assume the proceeds were only used to repay outstanding commercial paper, redeem early $350 million of 7.25% senior notes due in 2011 and fund a $500 million joint-venture investment in the Pike (previously named Kirby) oil sands in Alberta, Canada.
     The adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of Devon’s Gulf of Mexico divestiture transactions. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with U.S. generally accepted accounting principles.
     The unaudited pro forma condensed consolidated financial statements do not assert to present Devon’s results of operations had the sale been completed at the dates indicated. In addition, they do not project Devon’s results of operations for any future period.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2010
	Devon							Devon
	Energy	Pro Forma Adjustments for Gulf of Mexico Divestitures						Energy
	Corporation	Apache		Other		Other		Corporation
	Historical	Divestiture		Divestitures		Adjustments		Pro Forma
	(In millions)
ASSETS
Cash and cash equivalents	$724	$992	(a)	$1,757	(b)	$(240	)(d)	$2,343
				(500	)(c)	(390	)(d)
Other current assets	3,024	(86	)(a)	(80	)(b)	—		2,858

Total current assets	3,748	906		1,177		(630)		5,201

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	53,994	(1,173)	(a)	(1,277	)(b)	—		51,544
Not subject to amortization	3,266	(40	)(a)	(597	)(b)	—		3,129
				500	(c)

Total oil and gas	57,260	(1,213)		(1,374)		—		54,673
Other	4,132	(14	)(a)	—		—		4,118

Total property and equipment, at cost	61,392	(1,227)		(1,374)		—		58,791
Less accumulated depreciation, depletion and amortization	(42,580)	11	(a)	—		—		(42,569)

Property and equipment, net	18,812	(1,216)		(1,374)		—		16,222

Goodwill	6,018	—		—		—		6,018
Other long-term assets	2,099	(11	)(a)	(53	)(b)	—		2,177
				142	(c)

Total assets	$30,677	$(321)		$(108)		$(630)		$29,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$240	$—		$—		$(240	)(d)	$—
Other current liabilities	2,868	(113	)(a)	(202	)(b)	(13	)(d)	3,173
		193	(o)	440	(p)

Total current liabilities	3,108	80		238		(253)		3,173

Long-term debt	5,845	—		142	(c)	(360	)(d)	5,627
Other long-term liabilities	2,766	(208	)(a)	(48	)(b)	—		2,510
Deferred income taxes	2,003	(193	)(o)	(440	)(p)	4	(d)	1,374
Stockholders’ equity:
Common stock	45	—		—		—		45
Additional paid-in capital	6,577	—		—		—		6,577
Retained earnings	8,733	—		—		(17	)(d)	8,712
						(4	)(d)
Accumulated other comprehensive earnings	1,600	—		—		—		1,600

Total stockholders’ equity	16,955	—		—		(21)		16,934

Total liabilities and stockholders’ equity	$30,677	$(321)		$(108)		$(630)		$29,618

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2009
	Devon							Devon
	Energy	Pro Forma Adjustments for Gulf of Mexico Divestitures						Energy
	Corporation	Apache		Other		Other		Corporation
	Historical	Divestiture		Divestitures		Adjustments		Pro Forma
	(In millions, except per share amounts)
Revenues:
Oil, gas and NGL sales	$6,097	$(285	)(e)	$(229	)(f)	$—		$5,583
Net gain on oil and gas derivative financial instruments	384	—		—		—		384
Marketing and midstream revenues	1,534	(37	)(e)	—		—		1,497

Total revenues	8,015	(322)		(229)		—		7,464

Expenses and other income, net:
Lease operating expenses	1,670	(86	)(e)	(73	)(f)	—		1,511
Taxes other than income taxes	314	(12	)(e)	—		—		302
Marketing and midstream operating costs and expenses	1,022	(35	)(e)	—		—		987
Depreciation, depletion and amortization of oil and gas properties	1,832	—		—		(221	)(h)	1,611
Depreciation and amortization of non-oil and gas properties	276	—		—		—		276
Accretion of asset retirement obligations	91	(20	)(e)	(3	)(f)	—		68
General and administrative expenses	648	—		—		(45	)(i)	603
Restructuring costs	105	—		—		(105	)(j)	—
Interest expense	349	6	(e)	68	(f)	(25	)(k)	402
				4	(g)
Change in fair value of other financial instruments	(106)	—		—		—		(106)
Reduction of carrying value of oil and gas properties	6,408	—		—		(1,320	)(l)	5,088
Other income, net	(68)	1	(e)	54	(f)	—		(13)

Total expenses and other income, net	12,541	(146)		50		(1,716)		10,729
Loss from continuing operations before income taxes	(4,526)	(176)		(279)		1,716		(3,265)
Income tax expense (benefit):
Current	241	(68	)(m)	(75	)(n)	161	(q)	918
		193	(o)	440	(p)	26	(r)
Deferred	(2,014)	5	(m)	(24	)(n)	(161	)(q)	(2,234)
		(193	)(o)	(440	)(p)	593	(r)

Total income tax benefit	(1,773)	(63)		(99)		619		(1,316)

Loss from continuing operations	$(2,753)	$(113)		$(180)		$1,097		$(1,949)

Basic loss per share	$(6.20)							$(4.39)
Diluted loss per share	$(6.20)							$(4.39)

Basic weighted average shares outstanding	444							444
Diluted weighted average shares outstanding	444							444
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2010
	Devon							Devon
	Energy	Pro Forma Adjustments for Gulf of Mexico Divestitures						Energy
	Corporation	Apache		Other		Other		Corporation
	Historical	Divestiture		Divestitures		Adjustments		Pro Forma
	(In millions, except per share amounts)
Revenues:
Oil, gas and NGL sales	$2,070	$(87	)(e)	$(64	)(f)	$—		$1,919
Net gain on oil and gas derivative financial instruments	620	—		—		—		620
Marketing and midstream revenues	530	(2	)(e)	—		—		528

Total revenues	3,220	(89)		(64)		—		3,067

Expenses and other income, net:
Lease operating expenses	414	(21	)(e)	(12	)(f)	—		381
Taxes other than income taxes	101	(3	)(e)	—		—		98
Marketing and midstream operating costs and expenses	397	(2	)(e)	—		—		395
Depreciation, depletion and amortization of oil and gas properties	426	—		—		(28	)(h)	398
Depreciation and amortization of non-oil and gas properties	63	—		—		—		63
Accretion of asset retirement obligations	26	(3	)(e)	(1	)(f)	—		22
General and administrative expenses	138	—		—		(8	)(i)	130
Interest expense	86	1	(e)	13	(f)	(6	)(k)	95
				1	(g)
Change in fair value of other financial instruments	(15)	—		—		—		(15)
Other income, net	(4)	—		—		—		(4)

Total expenses and other income, net	1,632	(28)		1		(42)		1,563
Earnings from continuing operations before income taxes	1,588	(61)		(65)		42		1,504
Income tax expense:
Current	299	(22	)(m)	(19	)(n)	(161	)(q)	102
						5	(r)
Deferred	215	1	(m)	(5	)(n)	161	(q)	382
						10	(r)

Total income tax expense	514	(21)		(24)		15		484

Earnings from continuing operations	$1,074	$(40)		$(41)		$27		$1,020

Basic earnings per share	$2.40							$2.28
Diluted earnings per share	$2.39							$2.27

Basic weighted average shares outstanding	447							447
Diluted weighted average shares outstanding	448							448
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
     The historical condensed balance sheet as of March 31, 2010 and historical condensed statement of operations for the three months ended March 31, 2010 is derived from and should be read in conjunction with Devon’s unaudited financial statements in its March 31, 2010 Form 10-Q, which was filed on May 6, 2010. The historical condensed statement of operations for the year ended December 31, 2009 is derived from and should be read in conjunction with Devon’s audited financial statements in its December 31, 2009 Form 10-K, which was filed on February 25, 2010.
     The Gulf of Mexico divestiture transactions closed at different times from February to June 2010. For the transactions that closed prior to March 31, 2010, no pro forma adjustments are needed in the accompanying balance sheet. For the transactions that closed subsequent to March 31, 2010, the pro forma adjustments in the accompanying balance sheet have been prepared assuming the divestitures were completed on March 31, 2010. The pro forma adjustments in the accompanying statements of operations have been prepared assuming all the Gulf of Mexico divestitures were completed on January 1, 2009. The pro forma financial statements do not purport to be indicative of Devon’s financial position or results of operations that would have actually occurred had the Gulf of Mexico divestitures occurred on the indicated dates, nor are they necessarily indicative of future results.
2. Pro Forma Adjustments and Assumptions
     The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following items:
     (a) Reflects the closing of the Apache divestiture transaction, including the receipt of $992 million in proceeds, net of selling costs and closing adjustments, and the elimination of the associated net assets as of March 31, 2010.
     Under full cost accounting rules, sales or other dispositions of oil and gas properties are generally accounted for as adjustments to capitalized costs, with no recognition of gain or loss. However, if not recognizing a gain or loss on the disposition would otherwise significantly alter the relationship between a cost center’s remaining capitalized costs and proved reserves, then a gain or loss must be recognized. The Apache divestiture will not significantly alter such relationship for Devon’s United States cost center. Therefore, Devon will not recognize a financial gain in connection with the Apache divestiture.
     (b) Reflects the Gulf of Mexico deepwater divestiture transactions that closed subsequent to March 31, 2010. The adjustment reflects the receipt of $1.757 billion in aggregate proceeds, net of selling costs and closing adjustments, and the elimination of the associated net assets as of March 31, 2010.
     Similar to the Apache divestiture transaction, Devon will not recognize financial gains in connection with the deepwater divestitures.
     (c) In connection with the divestitures described in (b) above, Devon intends to initiate a heavy oil joint venture to operate and develop the Pike oil sands leases in Alberta, Canada. This adjustment reflects Devon’s $500 million acquisition of a 50 percent interest in the joint venture, which is expected to close on or before June 30, 2010.
     As part of the joint venture arrangement, Devon will fund $150 million of capital costs on the other interest owner’s behalf according to a non-interest bearing promissory note. This adjustment also reflects the $142 million net present value of the $150 million promissory note.
     (d) Devon intends to use divestiture proceeds to reduce debt, repurchase up to $3.5 billion of its common shares and fund North American Onshore exploration and development opportunities, including the Pike oil sands joint venture described in (c) above.
     This adjustment reflects the repayment of $240 million of outstanding commercial paper borrowings. This adjustment also reflects a $390 million payment to redeem $350 million of 7.25% senior notes. Devon expects to redeem the senior notes on June 25, 2010, which is prior to their scheduled maturity in 2011. The $390 million payment is applied to principal of $350 million, unamortized premium of $10 million, accrued interest payable of

DEVON ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
$13 million and a make-whole premium of $17 million in the pro forma adjustment. The adjustment also reflects the elimination of a $4 million deferred tax asset related to the senior notes.
     No adjustment is reflected for the $3.5 billion of planned share repurchases.
     (e) Reflects the elimination of operating revenues, operating expenses and capitalized interest expense with respect to the oil and gas properties that were sold to Apache.
     (f) Reflects the elimination of operating revenues, operating expenses and capitalized interest expense with respect to the deepwater Gulf of Mexico oil and gas properties that were sold.
     (g) Reflects imputed interest expense associated with the non-interest bearing promissory note described in (c) above.
     (h) Reflects the adjustment to depreciation, depletion and amortization of oil and gas properties (“DD&A”), assuming the Gulf of Mexico divestitures had closed on January 1, 2009. Pro forma DD&A reflects decreases in amortizable costs, proved reserves and production related to the divestiture properties. In the first quarter of 2009, Devon recognized a reduction of carrying value of its United States oil and gas properties that resulted from the March 31, 2009 ceiling test (“ceiling writedown”). Pro forma DD&A also reflects an increase in amortizable costs for the portion of the ceiling writedown that related to the divestiture properties. The following schedule provides the pro forma DD&A rates and production used to calculate pro forma DD&A expense for each period presented.

	Year Ended	Three Months
	December 31,	Ended
	2009	March 31, 2010
Pro forma DD&A rate	$7.33	$7.54
Pro forma production (MMBoe)	220	53

Pro forma DD&A expense (In millions)	$1,611	$398
Historical DD&A expense (In millions)	1,832	426

Pro forma adjustment (In millions)	$(221)	$(28)

     (i) Reflects the elimination of general and administrative expenses (“G&A”) with respect to the Gulf of Mexico properties that were sold. The following schedule provides the components of pro forma G&A for each period presented.

	Year Ended	Three Months
	December 31,	Ended
	2009	March 31, 2010
	(In millions)
Pro forma:
Gross G&A	$993	$227
Capitalized G&A	(290)	(73)
Reimbursed G&A	(100)	(24)

Net G&A	603	130
Historical net G&A	648	138

Pro forma adjustment	$(45)	$(8)

     (j) Reflects the elimination of restructuring costs recognized in the fourth quarter of 2009 in connection with the Gulf of Mexico divestitures.
     (k) Reflects the reduction of interest expense, assuming the debt repayments described in (d) above occurred on January 1, 2009.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – (Continued)
     (l) Reflects the proportionate elimination of the ceiling writedown recognized in the first quarter of 2009 related to the divestiture properties.
     (m) Reflects decreases to current income tax expense and increases to deferred income tax expense related to the elimination of operating revenues, operating expenses and capitalized interest expense described in (e) above.
     (n) Reflects decreases to current and deferred income tax expense related to the elimination of operating revenues, operating expenses and capitalized interest expense described in (f) above and related to the imputed interest expense described in (g) above.
     (o) Reflects an increase to current income tax expense and a decrease to deferred income tax expense, with the corresponding changes to income taxes payable and deferred tax liabilities, due to a taxable gain resulting from the Apache divestiture transaction.
     (p) Reflects an increase to current income tax expense and a decrease to deferred income tax expense, with the corresponding changes to income taxes payable and deferred tax liabilities, due to taxable gains resulting from the Gulf of Mexico deepwater divestiture transactions that closed subsequent to March 31, 2010.
     (q) For the Gulf of Mexico deepwater divestiture transactions that closed prior to March 31, 2010, Devon recognized an increase to current income tax expense and a decrease to deferred tax expense associated with the taxable gains in the first quarter of 2010. These pro forma adjustments transfer such income tax effects from the first quarter of 2010 to the year ended 2009.
     (r) Reflects the impact to current and deferred income tax expense as a result of the pro forma adjustments described in (h), (i), (j), (k) and (l) above.